Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information:

Michael P. Gray

Chief Financial and Chief Operating Officer

Curis, Inc.

617-503-6632

mgray@curis.com

Curis, Inc. Announces $16.25 Million Registered Direct Offering

CAMBRIDGE, Mass., January 22, 2010 (BUSINESS WIRE) – Curis, Inc. announced today that it has priced a registered direct offering of 6,449,288 units, at a price of $2.52 per unit, for gross proceeds of $16.25 million before deducting placement agents’ fees and estimated offering expenses. Each unit consists of one share of the company’s common stock and a warrant to buy 0.25 of a share of the company’s common stock. The warrants will be exercisable for a period of five years beginning on the date of issuance, at an exercise price of $3.55 per share. The closing of the offering is expected to take place on or about January 27, 2010, subject to the satisfaction of customary closing conditions. RBC Capital Markets Corporation is acting as the sole lead placement agent and Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), as co-agent in this offering.

The company intends to use the net proceeds of the offering for general corporate purposes, including but not limited to conducting further preclinical testing and clinical studies of its product candidates, including CUDC-101, and its other proprietary targeted cancer small molecule compounds; for capital expenditures; and working capital.

The securities described in this press release are being offered by the company pursuant to a registration statement on Form S-3 previously filed with, and declared effective by, the Securities and Exchange Commission. Copies of the final prospectus relating to the offering may be obtained at the Securities and Exchange Commission website at www.sec.gov, or by contacting RBC Capital Markets at 3 World Financial Center, 8th Floor, 200 Vesey Street, New York, NY 10281, 212-428-6670.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the company, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Curis, Inc.

Curis is a drug development company that is committed to leveraging its innovative signalling pathway drug technologies to seek to create new medicines for cancer indications. In expanding its drug development efforts in the field of cancer through its targeted cancer drug development platform, Curis is building upon its previous experiences in targeting signalling pathways for the development of next generation targeted cancer therapies. For more information, visit Curis’ website at www.curis.com.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. In particular, any statements about the expected closing of the offering and the intended use of net offering proceeds are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, the satisfaction of the closing conditions for the offering and other important factors set forth more fully under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and elsewhere in our reports filed with the Securities and Exchange Commission to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.